July 28, 2004
Mr. Gary Scott




Dear Mr. Scott:

     We refer to that certain promissory note dated June 30, 2004 made by Second Stage Ventures, Inc. (the "Company") in favor of Gary Scott in the principal amount of $500,000 bearing interest at the rate 10% per annum, payable on the earlier of the closing date of the Company's acquisition of certain assets from Encapsulation Systems, Inc. or July 31, 2004 (the "Note"). As you are aware, the Company completed the acquisition of the assets contemplated in Note on the date hereof, thereby establishing July 28, 2004 as the due date for the Note.

     In consideration of the mutual covenants and the other good and valuable consideration described below, the Company and you agree as follows:

     The Holder, Gary Scott, agrees to:

          - extend the time in which to repay the Note until September 15, 2004; and

          -    Kay Jessel and Thomas Chown reaming as Guarantor 1 and Guarantor
               2.

     The Borrower, Second Stage Ventures, Inc., agrees to:

          - repay to Mr. Scott all principal and accrued interest due under the Note on or before September 15, 2004;

          - pay to Mr. Scott on the due or before September 15, 2004 an additional sum of $50,000 beyond the amount which is payable under the Note on September 15, 2004; and

          - SSVT will add instructions to all promissory notes and/or securities agreements that will be part and parcel to any capital formation endeavors that the Company will execute, that will have those monies delivered into


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               an  escrow account having the irrevocable instruction to redirect all funds received to you until an amount has been repaid that equals the total of the indebtedness at the time of maturity or as calculated on a day-to-day basis.

     Except as amended hereby, the Note shall remain in full force and effect, enforceable in accordance with its terms.


                                            SECOND STAGE VENTURES, INC.

                                            By:  /s/  Bruce  Haglund
                                               ---------------------------------
                                               Bruce Haglund, Director


I have carefully read, fully understand and hereby agree to the terms and conditions set forth above.


                                            GARY  SCOTT

                                            /s/  Gary  Scott
                                            ------------------------------------

                                            ------------------------------------
                                            Date



KAY JESSEL                                                THOMAS B. CHOWN

/s/  Kay Jessel                                           /s/  Thomas B. Chown
--------------------------                                ----------------------


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Date                                                      Date


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